CERTIFICATIONS BY

THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpharma Inc. (the "Company") on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 30, 2008

/s/ Dean J. Mitchell
Dean J. Mitchell
Chief Executive Officer

Dated: July 30, 2008

/s/ Jeffrey S. Campbell
Jeffrey S. Campbell
Chief Financial Officer

This certification is being furnished to the SEC with the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that Section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.